CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use in this Post-Effective Amendment No. 1 of our report dated October 25, 1996 and to all references to our Firm included in or made a part of this Post-Effective Amendment.



                                                /s/ Arthur Andersen LLP

                                                    ARTHUR ANDERSEN LLP



Cincinnati, Ohio

June 4, 1997